UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2020
CATERPILLAR FINANCIAL SERVICES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-11241	37-1105865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2120 West End Avenue, Nashville, Tennessee		37203-0001
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (615) 341-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Medium-Term Notes, Series H, 3.300% Notes Due 2024	CAT/24	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On August 27, 2020, Caterpillar Financial Services Corporation (“Cat Financial”) delivered notice of its intent, effective September 2, 2020, to terminate the Credit Agreement (the “Short Term Facility”), dated April 21, 2020, among Cat Financial and Caterpillar Inc. (“Caterpillar” and, collectively, the “Borrowers”), certain financial institutions named therein, Citibank, N.A., as the agent, Citibank, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A., and Société Générale, as joint lead arrangers and joint bookrunners.

No amounts were drawn on the Short Term Facility and no early termination penalties were incurred by the Borrowers in connection with the termination of the Short Term Facility.

Certain of the lenders and agents party to the Short Term Facility, as well as certain of their respective affiliates, have performed, and may in the future perform, for Caterpillar and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

The material terms and conditions of the Short Term Facility were described in Caterpillar’s Current Report on Form 8-K filed on April 24, 2020, and are incorporated by reference herein.

The foregoing description is qualified in its entirety by the terms and provisions of the Short Term Facility which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits:
Exhibit No.	Description
10.1	Short Term Facility (incorporated by reference from Exhibit 10.1 to Caterpillar’s Current Report on Form 8-K filed on April 24, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CATERPILLAR FINANCIAL SERVICES CORPORATION

Date: August 31, 2020	By:	/s/ Patricia B. Eastwood
Patricia B. Eastwood
Assistant Secretary
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